                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


     Filed by the registrant /X/


     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))


     /X/ Definitive proxy statement


     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         FALCON BUILDING PRODUCTS, INC.

- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):


     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).


     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------
- -------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 FALCON LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 17, 1996


To the Stockholders of Falcon Building Products, Inc.


     The rescheduled Annual Meeting of Stockholders of Falcon Building Products, Inc. will be held at the Conference Center, One North Franklin Street, Chicago, Illinois on Wednesday, July 17, 1996 at 11:00 a.m., for the purpose of:



     (1) election of seven Directors; and



     (2) transaction of such other business as may properly be brought before the meeting or any adjournment(s) thereof.



     The Board of Directors has fixed the close of business on June 4, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the office of Falcon Building Products, Inc., Two North Riverside Plaza, Suite 1100, Chicago, Illinois 60606, and will also be available at the meeting.


     A copy of Falcon Building Products, Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 1995 is being mailed to all registered holders. Additional copies of the Annual Report may be obtained without charge by writing to the Secretary of Falcon Building Products, Inc., Two North Riverside Plaza, Suite 1100, Chicago, Illinois 60606.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Gus J. Atlas
                                          Gus J. Athas, Secretary

Chicago, Illinois

June 10, 1996


ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                       OF FALCON BUILDING PRODUCTS, INC.


                            TO BE HELD JULY 17, 1996



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Falcon Building Products, Inc., a Delaware corporation ("Falcon" or the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). Falcon's corporate headquarters are located at Two North Riverside Plaza, Suite 1100, Chicago, Illinois 60606 (telephone 312-906-9700). The Proxy Statement and form of proxy were first mailed to stockholders on or about June 10, 1996. Proxies solicited by the Board of Directors of Falcon are to be voted at the rescheduled Annual Meeting of Stockholders of Falcon to be held at 11:00 a.m. on Wednesday, July 17, 1996, at the Conference Center, One North Franklin Street, Chicago, Illinois or any adjournment(s) thereof.


     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $2,000 plus expenses.

                                     VOTING


     Falcon now has one class of common stock: Class A Common Stock, $.01 par value ("Common Stock").



     Shares of Common Stock represented by proxies in the accompanying form which are properly executed and returned to Falcon (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.


     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to Falcon prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.


     The Board of Directors has fixed the close of business on June 4, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.



     As of June 4, 1996, 20,070,500 shares of Common Stock were outstanding. 14,000,000 of these shares were held by Equity Holdings Limited, an Illinois limited partnership ("EHL").



     A quorum for purposes of the meeting is a majority of the outstanding Common Stock. If a quorum is present, in person or by proxy, the directors will be elected by the affirmative vote of the majority of the shares represented at the meeting. Shares represented at the meeting which abstain from voting or withhold votes for directors will be counted in determining a quorum and will, in effect, be counted against the election of directors.


                             ELECTION OF DIRECTORS


     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below, all of whom presently serve on the Board of Directors, to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of Falcon's by-laws. Effective at the rescheduled Annual Meeting of Stockholders, the number of directors has been set by the Board at seven.



     The following table sets forth the name and age as of June 4, 1996 of each director of the Company, the year such person was first elected as a director, his position with the Company, his or her principal occupation(s) during the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940.



                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
         NAME AND AGE                  MATERIAL POSITIONS HELD DURING PAST FIVE YEARS
- ------------------------------  -------------------------------------------------------------
Rod F. Dammeyer, 55...........  Director of Falcon since 1994; Director and President since
                                1985, and Chief Executive Officer since 1993 of Anixter
                                International Inc. a provider of networking and cabling
                                solutions; President and Chief Executive Officer since 1994 of Great American Management and Investment, Inc. ("GAMI"), a
                                diversified manufacturing company; Managing Director since
                                1996 of EGI Corporate Investments, Inc., a diversified
                                management and investment company; a Managing Director since
                                1995 of the general partner of Zell/Chilmark Fund, L.P.;
                                Director of Sealy Corporation, ANTEC Corporation, IMC Global
                                Inc., Capsure Holdings Corp., Jacor Communications, Inc.,
                                Revco D.S., Inc., and Lukens, Inc.; Trustee of Van Kampen
                                Merritt closed-end mutual funds and series trusts.*
Bradbury Dyer, III, 53........  Director of Falcon since 1994; founder and sole general partner of Paragon Associates, a private investment
                                partnership; Director of Capsure Holdings Corp. and Roosevelt
                                Financial Group, Inc.*
William K. Hall, 52...........  Director, President and Chief Executive Officer of Falcon
                                since 1994; President since 1988 and Chief Executive Officer and director since 1990 of Eagle Industries, Inc.; Director of A.M. Castle & Co., Huffy Corporation and Gencorp.*
Philip C. Kantz, 52...........  Director of Falcon since 1995; President and Chief Operating
                                Officer of Trans Ocean Ltd. since 1995; President and Chief
                                Executive Officer from 1994 to 1995 of Transcisco Industries,
                                Inc., an industrial services company; interim President and
                                Chief Executive Officer from 1992 to 1993 of Genetrix, Inc., a biotechnology services business; President and Chief
                                Executive Officer from 1988 to 1991 of Itel Container
                                International Corporation, then a subsidiary of Anixter
                                International Inc. engaged in the leasing of intermodal cargo containers; Director of 3COM Corporation, Trans Ocean Ltd.
                                and Blue Cross of California.

                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
         NAME AND AGE                  MATERIAL POSITIONS HELD DURING PAST FIVE YEARS
- ------------------------------  -------------------------------------------------------------
1995.*Richard G. Sim, 51......  Director of Falcon since 1995; Chairman, President and Chief
                                Executive Officer of Applied Power, Inc., a manufacturer and distributor of engineered products, tools and consumables, for more than the past 5 years; Director of IPSCO, Inc.
B. Joseph White, 49...........  Director of Falcon since 1995; Dean since 1991 and Professor since 1987 at the University of Michigan Business School;
                                Trustee of Equity Residential Properties Trust; Director of
                                Union Pump Company, Kelly Services, Inc. and Three D
                                Departments, Inc.*


- -------------------------

* Anixter International Inc., GAMI, Eagle Industries, Inc., EGI Corporate Investments, Inc., Zell/Chilmark Fund, L.P., Equity Group Investments, Inc., Capsure Holdings Corp., CFI Industries, Inc., ANTEC Corporation, Jacor Communications, Inc., Revco D.S. Inc., Sealy Corporation, American Classic Voyages, Inc., and Equity Residential Properties Trust are, or could be deemed to be, affiliates of EHL.


                           BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Messrs. Kantz, Dyer and White, provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held three meetings in 1995.

     The Compensation Committee, currently consisting of Messrs. Dammeyer, Kantz and White, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held three meetings in 1995.

     The Board of Directors held seven meetings in 1995. Each of the directors, other than Mr. Zell, attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

     Candidates for election to the Board of Directors are selected by the entire Board of Directors, not a committee thereof.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                         COMPENSATION AWARDS
                                                                        ----------------------
                                                                        RESTRICTED  SECURITIES
                                               ANNUAL COMPENSATION        STOCK     UNDERLYING   ALL OTHER
                                           ---------------------------    AWARDS     OPTIONS    COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR  SALARY ($)  BONUS ($)    ($)(2)       (#)         ($)(3)
- ------------------------------------------ ----  ----------  ---------  ----------  ----------  ------------
William K. Hall (1)....................... 1995    241,551                            53,300        6,200
  President and Chief Executive Officer    1994    234,058    214,500      79,800     40,000        5,938
                                           1993    183,385     30,000                               3,537
C. Clifford Brake (1)..................... 1995    142,164                                          6,200
  Senior Vice President -- Operations      1994    132,500    132,000      53,400                   5,938
                                           1993    121,493     32,959                               3,537
William E. Allen.......................... 1995    171,102     50,117                 22,100       12,399
  President, DeVilbiss Air Power Co.       1994    162,537    160,796     198,000     15,000        9,313
                                           1993    147,135    125,534                               4,497
Paul G. Fischer........................... 1995    172,000                            22,100       13,881
  President, Mansfield Plumbing Products,  1994    161,250    161,573     198,000     15,000       10,022
     Inc.                                  1993    143,004    100,368                               5,667

Lawrence B. Lee........................... 1995    185,562                            22,100       12,399
  President, Hart & Cooley, Inc.           1994    173,472    164,764     210,000     15,000       11,876
                                           1993    155,757    118,592                               7,570

- ------------------------------

1. The annual and all other compensation shown for Messrs. Hall and Brake represent 50% of such compensation paid to them by a subsidiary of Eagle Industries, Inc. (together with its subsidiaries, "Eagle") and reimbursed by the Company.



2.  Value on date of grant, November 3, 1994, of 6,650, 4,450, 16,500, 16,500 and 17,500 restricted shares of Common Stock granted to the above named officers, respectively. On December 31, 1995, the remaining unvested shares of 4,987, 3,337, 12,375, 12,375 and 13,125 had a value of $48,000, $32,119,
    $119,109, $109,109 and $126,328, respectively. Subject to forfeiture for non-vesting, the grantees would be entitled to any dividends declared on these shares. Shares vest at the rate of 25% over a 4 year period from date of grant.


3. Amounts contributed to the Eagle Employee Savings Plan and accrued under an unfunded Supplemental Plan and as to Messrs. Hall and Brake represents 50% of the actual contributions made by an Eagle subsidiary.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                            AT ASSUMED ANNUAL RATES
                                                                                          OF STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                              FOR OPTION TERM
                           ------------------------------                                 ----------------------------
                             NUMBER OF        % OF TOTAL                                     5% ($)         10% ($)
                             SECURITIES        OPTIONS                                      (ASSUMES        (ASSUMES
                             UNDERLYING       GRANTED TO     EXERCISE OR                  $15.23 PRICE    $24.25 PRICE
                              OPTIONS        EMPLOYEES IN    BASE PRICE      DATE OF       AT END OF       AT END OF
NAME                       GRANTED (#)(1)    FISCAL YEAR       ($/SH.)      EXPIRATION    10 YEARS)(2)    10 YEARS)(2)
- ------------------------   --------------    ------------    -----------    ----------    ------------    ------------
William K. Hall.........       53,300            17.2%           9.35         12/7/05        811,759        1,285,250
William E. Allen........       22,100             7.1%           9.35         12/7/05        336,583          535,925
Paul G. Fischer.........       22,100             7.1%           9.35         12/7/05        336,583          535,925
Lawrence B. Lee.........       23,400             7.6%           9.35         12/7/05        356,382          567,450

- ------------------------------

1. Options are for Common Stock and become exercisable over 4 years at the rate of 25% per year.


2. These numbers are for presentation purposes only and are not predictions of future stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                          AND FISCAL YEAR OPTION VALUE

                                                                                 NUMBER OF
                                                                                SECURITIES        VALUE OF
                                                                                UNDERLYING      UNEXERCISED
                                                                                UNEXERCISED     IN-THE-MONEY
                                                                                OPTIONS AT       OPTIONS AT
                                                                                FY-END (#)       FY-END ($)
                                         SHARES ACQUIRED ON       VALUE        EXERCISABLE/     EXERCISABLE/
                                            EXERCISE (#)       REALIZED ($)    UNEXERCISABLE    UNEXERCISABLE
                                         ------------------    ------------    -------------    ------------
William K. Hall.......................            0                  0         10,000/83,300         0/0
William E. Allen......................            0                  0          3,750/33,350         0/0
Paul G. Fischer.......................            0                  0          3,750/33,350         0/0
Lawrence B. Lee.......................            0                  0          3,750/34,650         0/0
C. Clifford Brake.....................            0                  0                   0/0         0/0

                               PENSION PLAN TABLE

     The Eagle Cash Balance Pension Plan (the "Pension Plan") is a qualified "cash balance" defined benefit plan that covers eligible salaried and hourly employees of Eagle and its subsidiaries that adopt the Pension Plan, including the Company. The normal form of retirement benefit under the Pension Plan is an annuity payable at age 65 (the normal retirement age), although, in lieu of an annuity, a participant may elect to receive a lump sum payment at retirement or other termination of service. A participant's benefit is based on an account balance, which is the sum of 5% of the participant's compensation for each of the first 15 years of service and 6.5% of compensation for each year of service thereafter. The account balances are further credited with interest. The interest credit is based on the One Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one year period ending on the November 30 immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 1995 was 5%. Covered compensation includes salary, annual bonus, 401(k) deferrals and overtime, but excludes long-term incentive compensation.

     The estimated annual annuity benefits payable under the Pension Plan at normal retirement are $31,623, $20,099, $49,183, $59,859 and $44,135, for
Messrs. Hall, Brake, Allen, Fischer and Lee, respectively at December 31, 1995. The Company is bearing part of the current costs of these benefits for Messrs. Hall and Brake pursuant to the Service Agreement described below.

                           COMPENSATION OF DIRECTORS


     The Company pays its directors who are not officers or employees of the Company or a subsidiary, annual retainers of $20,000 and fees of $1,000 for each board and committee meeting attended. Directors are reimbursed for any expenses they incur in attending meetings. Each director is granted upon initial election and at each annual meeting of stockholders thereafter, a ten year option (vesting at the rate of 25% per year) to purchase 2,000 shares of Common Stock for its fair market value on the date of grant.


                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Under an agreement with Eagle, Mr. Brake is obligated to perform services for Eagle and is currently entitled to receive an annual base salary and an annual incentive bonus target of up to 60% of salary based upon financial performance and individual goals. In connection with this agreement, Eagle has adopted a supplemental retirement benefit plan for Mr. Brake which entitles him to receive monthly retirement payments in the amount of 100% of his final highest three year average salary, offset for Primary Social Security and the Pension Plan benefits, payable for a period of ten years beginning at age 65. In order for Mr. Brake to receive this benefit, he must continue employment to age 65 or his earlier disability. His supplemental benefit will not be payable if he voluntarily terminates employment, is terminated for cause or dies before such date. The estimated annual benefit payable to Mr. Brake under the supplemental plan beginning at age 65 prior to the prescribed offsets is $294,600. The Company has not assumed any obligation under this agreement or plan. The services of Mr. Brake are made available to the Company under a Service Agreement with Eagle, see "Compensation Committee Interlocks and Insider Participation."


     It has been agreed that the Company will repurchase shares of Common Stock purchased by Messrs. Hall (80,000 shares), Cottone (20,000 shares), Brake (20,000 shares), Athas (16,000 shares), Allen (24,000 shares), Fischer (24,000 shares), and Lee (12,500 shares) in the public offering of Common Stock if, prior to November 2, 1997, their employment is terminated or if there is a change in control as defined below. In the event of a change in control or a termination of employment for any reason other than voluntary resignation, the purchase price will be the higher of market value or original purchase price plus accumulated interest on the related loan by the Company, see "Certain Relationships and Related Transactions," less any distributions received on these shares. In the event of a voluntary resignation, the purchase price will be the lower of these two prices.


     Upon a change in control, all options shall become immediately exercisable and all restricted shares shall become 100% vested. A "change in control" shall be deemed to occur if (i) any person (other than the Company and its subsidiaries) acquires 50% or more of the outstanding Common Stock, or (ii) following a merger or combination of the Company with one or more other entities, 50% or more of the voting stock of the surviving corporation is held by persons other than former stockholders of the Company or (iii) 20% or more of the directors elected by stockholders to the Board of Directors of the Company are persons who were not nominated by the Board of Directors in the Company's most recent proxy statement.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     In 1995, the members of the Compensation Committee were Mr. Dammeyer and, for different portions of the year, Mrs. Rosenberg and Messrs. Kantz, Pasquesi and White.


     In 1995, the following relationships existed: Mr. Hall, President and Chief Executive Officer of Falcon was a member of the Board of Directors of GAMI and the Chief Executive Officer and a director of its subsidiary, Eagle; Mr. Dammeyer was the Chief Executive Officer and a director of GAMI and Chairman of the Board of Directors of Eagle. EHL owned approximately 87.9% (now 100%) of the outstanding common stock of GAMI and GAMI's subsidiary Eagle held the 14,000,000 shares of Common Stock of the Company now owned by EHL. EHL's sole general partners were the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust; Mr. Zell was the trustee of the Zell Trust; Mrs. Rosenberg and Ms. Lurie were co-trustees of the Lurie Trust; Messrs. Athas and Cottone were executive officers and directors of the Company and were executive officers of GAMI and Eagle and in the case of Mr. Cottone, a director of Eagle. Mr. Dyer was a director of GAMI and the general partner of partnerships which owned approximately 3.7% of the common stock of GAMI.



     The Company shares management, administrative and other services with Eagle pursuant to a Service Agreement which renews annually in the absence of termination by either party. The fee under this agreement is intended to cover Eagle's expected costs in providing these services to the Company and is reviewed by the Audit Committee of the Board of Directors of the Company. The fee paid for 1995 was $2.3 million. The Company also participates in an Eagle sponsored self-insurance program which includes coverage for medical, workers' compensation, product liability and general liability insurance for which the Company reimbursed Eagle for $17 million paid on the Company's behalf to third party administrators in 1995.


     The law firm of Rosenberg & Liebentritt, P.C., of which Mrs. Rosenberg is President, provides legal service to the Company and was paid $362,918 in 1995 for these services.


     The Company, until the public offering of its Common Stock in November 1994, was included in the consolidated federal income tax returns of GAMI. The Company has agreed to pay to GAMI amounts equal to the amounts the Company would have paid had it filed its own income tax returns for the periods prior to the public offering.



     In connection with the public offering of its Common Stock, the Company has agreed with the Pension Benefit Guaranty Corporation that for five years it will remain jointly and severally liable for certain pension liabilities of GAMI, Eagle and their subsidiaries without regard to whether or not the sale of the Common Stock to the public was sufficient to remove the Company from the group having joint and several liability for these pension plan liabilities. GAMI and Eagle have agreed to hold the Company harmless from any pension plan liabilities not attributable to the Company's pension plans and the Company has agreed to hold them harmless from any liabilities attributable to such plans.


     The Company and Eagle have agreed to hold each other harmless from certain liabilities unrelated to the others' business.

     The Company and Eagle have entered into a registration rights agreement under which the Company, under certain circumstances, must register under the Securities Act shares held by Eagle's subsidiaries for sale to the public and must indemnify them from certain liabilities in connection therewith.


     In 1994, the Company loaned $888,000 to Mr. Hall, Chief Executive Officer and a director; $222,000 to Mr. Cottone, Senior Vice President -- Finance, Treasurer and a director; $222,000 to Mr. Brake, Senior Vice President -- Operations and a director; $176,400 to Mr. Athas, Senior Vice President, General Counsel and Secretary and a director; $266,400 to Mr. Allen, President, DeVilbiss Air Power Company, a subsidiary; $266,400 to Mr. Fischer, President, Mansfield Plumbing Products, Inc., a subsidiary; and $135,000 to Mr. Lee, President, Hart & Cooley, Inc., a subsidiary. These loans were to enable these officers to purchase Common Stock in the public offering at $12 per share. The loans mature in seven years or earlier in certain circumstances and bear interest at the rate of 7.5% per year, compounded semi-annually, payable upon maturity of the loans. At December 31, 1995, the balances of these loans were $921,078, $230,269, $230,269, $182,971, $276,323, $276,323 and $140,029
respectively.


     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The fixed annual compensation of the Company's executive officers who also have responsibilities for Eagle is not set or paid by the Company, but is determined and paid by Eagle which furnishes the services of these executives to the Company for a fee pursuant to a Service Agreement, see "Compensation Committee Interlocks and Insider Participation." The fee provided by the Service Agreement is intended to reimburse Eagle for 50% of the annual fixed compensation costs for these officers. However, annual bonus targets are set and annual bonuses are paid by the Company for its executives. For 1995, bonus targets, which were set as described below, ranged from 40% of total salary for Mr. Hall to 30% of total salary for other executives with Company-wide responsibilities and 60% of salary for Messrs. Allen, Fischer and Lee. Achievement of target for Mr. Hall and other executives with Company-wide responsibility was dependent in 1995 on earnings and cash flow. The minimum threshold for these targets were not met in 1995 and Mr. Hall and the other executives with Company-wide responsibilities, except a new executive whose first year bonus was guaranteed, did not receive any incentive payments from the Company for 1995. The annual incentives for 1995 for Messrs. Allen, Fischer and Lee were dependent on the financial performance of their respective product groups. Only Mr. Allen received an incentive award for 1995 based 25% on exceeding the cash flow goal and 75% on exceeding the operating earnings goal for his product group.

     The compensation policy of the Company for its executive officers is to pay base salaries and to provide annual incentive opportunities within the median of the range paid or made available by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. It is intended that the actual awards earned under the annual and long term incentive opportunities will be within this range only in the case of superior financial results. While the compensation practices of public companies of all sizes and industries without limitation to the companies included in the published industry index used in the "Performance Graph" have been reviewed, the determination that current compensation of executive officers is consistent with this policy is subjective. This determination in the case of several executive officers of the Company takes into account the portion of their time allocated to the Company and is partially not within the Company's control because the fixed compensation of these officers is set and paid by Eagle.

     The stock option grants set forth in the above table were subjectively determined based on salary and level of responsibility in the manner described above. These awards were not affected by previous awards.

     The components of executive officer compensation which are related to the performance of the Company are the annual incentive awards and, to the extent performance affects market value of the Company's stock, the long-term incentive awards.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                                          Rod F. Dammeyer
                                          Philip C. Kantz
                                          B. Joseph White

                               PERFORMANCE GRAPH


     Below is a graph comparing total shareholder return on the Company's Common Stock since November 3, 1994, the day the Company's Common Stock was first publicly traded, with the Standard and Poor's 500 Index and the Standard and Poor's Building Materials Index. The stock performance graph assumes the investment of $100 on November 3, 1994, and the reinvestment of all dividends.


                                 Falcon Build-                   S & P Build-
      Measurement Period         ing Products,     S & P 500     ing Materials
    (Fiscal Year Covered)            Inc.            Index           Index
11/3/94                                 100.00          100.00          100.00
12/31/94                                 92.75           98.15           98.90
12/31/95                                 80.21          131.63          131.93

                     SECTION 16(A) REPORTING DELINQUENCIES

     Under the rules of the Securities and Exchange Commission, the Company is required to report, based upon its review of copies of reports to the Securities and Exchange Commission about ownership of and transactions in its stock furnished to the Company and written representations of its directors and officers about such ownership and transactions, that in 1995, reports required to be filed on a transaction in Common Stock by William E. Allen, an executive officer of the Company, and on two transactions in Common Stock by Rod Dammeyer, a director, were filed late.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS


     The following table sets forth, as of June 4, 1996, certain information with respect to the Common Stock of the Company that may be deemed to be beneficially owned by beneficial owners of more than 5% of the Common Stock and which may be deemed to be beneficially owned by the directors and executive officers of the Company. Unless otherwise indicated, each beneficial owner has sole investment power and sole voting power with respect to the securities beneficially owned.



                                                      SHARES      OPTIONS(2)      TOTAL       % OF CLASS
                                                    ----------    ----------    ----------    ----------
EHL(1)...........................................   14,000,000                  14,000,000       69.8%
William E. Allen (3).............................       50,500       3,750          54,250          *
C. Clifford Brake................................       29,450                      29,450          *
Rod F. Dammeyer..................................       22,500       1,000          23,500          *
Bradbury Dyer III (4)............................      150,000       1,000         151,000          *
Paul G. Fischer (5)..............................       40,600       3,750          44,350          *
William K. Hall (6)..............................       91,550      10,000         101,550          *
Philip C. Kantz..................................                    1,000           1,000          *
Lawrence B. Lee (7)..............................       29,325       3,750          33,075          *
Sheli Z. Rosenberg (1)...........................                    1,000           1,000          *
Richard G. Sim...................................
B. Joseph White..................................        1,500       1,000           2,500          *
All directors & executive officers as a group,
  including the above-named persons..............      472,825      41,250         514,075        2.6%


- ------------------------------
  *  Percentage of shares beneficially owned does not exceed one percent.


(1) EHL's general partners are the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust. Samuel Zell is the trustee of the Zell Trust. Mrs. Rosenberg and Ms. Lurie are co-trustees of the Lurie Trust. Mr. Zell and Mesdames Lurie and Rosenberg disclaim beneficial ownership of the shares of Common Stock beneficially owned by EHL. The address of EHL, Mr. Zell and Mesdames Lurie and Rosenberg is Two North Riverside Plaza, Chicago, Illinois, 60606.



(2) Shares of stock that are subject to options exercisable within 60 days of the date of this table.



(3) Includes 10,000 shares held by Mr. Allen's wife and of which Mr. Allen disclaims beneficial ownership.



(4) Includes 150,000 shares owned by Paragon Joint Ventures ("Paragon"). Paragon is a joint venture formed by Paragon Associates and Paragon Associates II, both Texas limited partnerships. Mr. Dyer is the sole general partner of Paragon Associates and Paragon Associates II. Under the terms of the joint venture agreement of Paragon, each partner has beneficial ownership in proportion to its respective account in Paragon. Mr. Dyer does not have full direct ownership; however, as the general partner of the partners of Paragon, he may be deemed to have beneficial ownership.



(5) Includes 100 shares held by a member of Mr. Fischer's family and of which Mr. Fischer disclaims beneficial ownership.



(6) Includes 750 shares of the Company held by members of Mr. Hall's family and of which Mr. Hall disclaims beneficial ownership.



(7) Includes 1,000 shares held by a trust of a member of Mr. Lee's family and of which Mr. Lee disclaims beneficial ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     For a description of transactions and relationships between the Company and its directors, executive officers and more than 5% stockholders, see "Compensation Committee Interlocks and Insider Participation."

                              INDEPENDENT AUDITORS


     Arthur Andersen LLP acted as the Company's independent auditor for the year ended December 31, 1995, and has been selected by the Board of Directors as the Company's independent auditor for 1996. Representatives of Arthur Andersen LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.


                             STOCKHOLDER PROPOSALS


     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by Falcon at its principal offices by February 1, 1997 in order to be considered for inclusion in Falcon's Proxy Statement and Proxy relating to the 1997 Annual Meeting of Stockholders.


                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.


June 10, 1996


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Gus Athas Sig
                                          GUS J. ATHAS, Secretary


/ /

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees.

1. Election of Directors    FOR all nominees          WITHHOLD AUTHORITY to vote               *EXCEPTIONS /  /
                            listed below    /  /      for all nominees listed below /  /

Nominees: Rod F. Dammeyer, Bradbury Dyer III, William K. Hall, Phillip C. Kantz, Shell Z. Rosenberg, Richard G. Sim and B. Joseph
White
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ________________________________________________________________________________________________________________________

2. In their discretion, such other matters as properly may come before the meeting
   or any adjournment(s) thereof.                                 FOR  /  /   AGAINST /  /  ABSTAIN /  /

                                                                  Change of Address or Comments Mark Here  /  /


                                                               IMPORTANT: Please date this proxy and sign exactly as your name appears hereon.  If stock is held jointly, both holders should sign.
                                                               Executors, administrators, trustees, guardians and officers signing in a representative capacity should give full title.

                                                               Dated:________________________________,1996

                                                               _________________________________________
                                                                         Signature of Stockholder

                                                                ________________________________________
                                                                          Signature of Stockholder

                                                                Votes must be indicated.
                                                                (x) in Black or Blue Ink.   /   /


Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

                                 ------------------------------
                                       Signature of Stockholder

                                 Votes must be indicated
                                 (x) in Black or Blue Ink.  /  /

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------

                        FALCON BUILDING PRODUCTS, INC.

          PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints William K. Hall, Sam A. Cottone and Gus
J. Athas and each of them (with full power of substitution in each) proxy of the undersigned to vote at the Annual Meeting of Stockholders of Falcon Building Products, Inc. to be held at 11:00 a.m., central time, July 17, 1996 at the Conference Center, One North Franklin Street, Chicago, Illinois, and at any adjournments thereof, all of the shares of Class A Common Stock of Falcon Building Products, Inc. in the name of the undersigned on the record date.

        This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

                     (continued, and to be signed and dated on reverse side)


                     FALCON BUILDING PRODUCTS
                     P.O. BOX 11447
                     NEW YORK, N.Y. 10203-0447